As filed with the Securities and Exchange Commission
                                 on May 5, 2000
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       REGISTRATION STATEMENT ON FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               KRONOS INCORPORATED
               (Exact name of issuer as specified in its charter)

        Massachusetts                                     04-2640942
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

297 Billerica Road, Chelmsford, Massachusetts               01824
 (Address of Principal Executive Offices)                 (Zip Code)

                        1992 Employee Stock Purchase Plan
                            (Full title of the plan)

                                  Paul A. Lacy
                               Kronos Incorporated
                               297 Billerica Road

                         Chelmsford, Massachusetts 01824
                     (Name and address of agent for service)

                                 (978) 250-9800

          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                            Proposed   Proposed

Title of                    maximum    maximum
securities     Amount       offering   aggregate     Amount of
to be          to be        price      offering      registration
registered     registered   per share  price         fee
----------     ----------   ---------  ---------     ---

Common Stock,   300,000    $30.9688   (1)$9,290,640  (1) $2,452.73
$.01 par        shares
value

-------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 4, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                     Statement of Incorporation by Reference

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-49430, relating to the Registrant's 1992 Employee Stock Purchase Plan and certain other plans of the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, Commonwealth of Massachusetts on the 5th day of May, 2000.

                                              KRONOS INCORPORATED



                                              By:/s/ Mark S. Ain

                                              Mark S. Ain
                                              Chief Executive Officer



         Each person whose signature appears below constitutes and appoints Mark
S. Ain, Paul A. Lacy, and Alyce Moore, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Kronos Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title

/s/ Mark S. Ain
------------------------        Chief Executive Officer           )
Mark S. Ain                     and Chairman of                   )
                                the Board (principal              )
                                executive officer)                )
                                                                  )
/s/ Paul A. Lacy
------------------------        Vice President,                   )
Paul A. Lacy                    Finance and Administration        )
                                (principal financial              )
                                and accounting officer)           )May 5, 2000
                                                                  )
/s/ W. Patrick Decker           Director and President            )
------------------------
W. Patrick Decker                                                 )
                                                                  )
/s/ Richard J. Dumler           Director                          )
-------------------------
Richard J. Dumler                                                 )
                                                                  )
/s/ D. Bradley McWilliams       Director                          )
-------------------------
D. Bradley McWilliams                                             )
                                                                  )
/s/ Lawrence Portner            Director                          )
------------------------
Lawrence Portner                                                  )
                                                                  )
/s/ Samuel Rubinovitz           Director                          )
-------------------------
Samuel Rubinovitz                                                 )
                                                                  )

                                  Exhibit Index

Exhibit

Number                 Description

   5                   Opinion of Hale and Dorr
  23.1                 Consent of Hale and Dorr (included in Exhibit 5)
  23.2                 Consent of Ernst & Young LLP

                                                                     Exhibit 5

                                                          May 3, 2000




Kronos Incorporated
400 Fifth Avenue
Waltham, MA  02154

         Re:      1992 Employee Stock Purchase Plan, as amended

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 300,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Kronos Incorporated, a Massachusetts corporation (the "Company"), issuable under the Company's 1992 Employee Stock Purchase Plan, as amended (the "Plan").

We have examined the Restated Articles of Organization of the Company, as amended to date, and the Amended and Restated By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein under the caption "Interests of Named Experts and Counsel." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                        Very truly yours,

                                                        /s/ Hale and Dorr LLP
                                                        HALE AND DORR LLP

                                                                Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Employee Stock Purchase Plan of Kronos Incorporated for the registration of 300,000 shares of its common stock, of our report dated October 27, 1999 with respect to the consolidated financial statements and schedule of Kronos Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP


Boston, Massachusetts
May 4, 2000